EXHIBIT 99.(a)(1)
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                                  E*TRADE FUNDS



                                 CODE OF ETHICS

                     PURSUANT TO THE SARBANES-OXLEY ACT OF 2002



I.       INTRODUCTION
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The Board of Trustees ("Board) of E*TRADE Funds ("Trust") has established this
Code of Ethics ("Code") in accordance with the Sarbanes-Oxley Act of 2002 ("SOX Act") and the rules promulgated thereunder. This Code does not supersede or otherwise affect any separate code of ethics that the Trust, E*TRADE Asset Management, Inc. and E*TRADE Securities LLC have adopted pursuant to, among other things, Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"), or any other applicable laws, regulations or corporate governance provisions.

This Code is designed to deter wrongdoing and promote:

         A. honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

         B. full, fair, accurate, timely, and understandable disclosure in reports and documents that the Trust files with, or submits to, the Securities and Exchange Commission ("SEC") and in other public communications made by the Trust or any of it separate series (each a "Fund");

         C. compliance with applicable governmental laws, rules, and regulations;

         D. prompt internal reporting of violations of the Code to an appropriate person or persons; and

         E. accountability for adherence to the Code.

This Code applies to the Trust's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether
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these individuals are employed by the Trust or a third party (collectively,
"Covered Officers"). The Trust's Covered Officers are those individuals listed in Appendix A, attached hereto.

II.      PRINCIPLES OF HONEST AND ETHICAL CONDUCT
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         A. GENERAL OBJECTIVES

The Trust expects each Covered Officer to adhere to the highest possible standards of honest and ethical conduct. Each Covered Officer is expected to handle actual or apparent conflicts of interest between personal and professional relationships in a manner that is above reproach and to place the interests of the Trust above the Covered Officer's own personal interests.

         B. CONFLICTS OF INTEREST

All Covered Officers of the Trust should be scrupulous in avoiding a conflict of interest with the Trust's interests. A "conflict of interest" occurs when a Covered Officer's private or personal interests interfere or may appear to interfere with the best interests of the Trust. It is the duty of each Covered Officer to be aware of and to avoid any transaction, interest, personal activity, or investment that interferes or may appear to interfere with the Covered Officer's objective execution of his or her duties and responsibilities for the Trust. Under no circumstances should a Covered Officer have any undisclosed and unapproved financial or other business relationship with the Trust or a third party that might impair or might be viewed as impairing the exercise of the Covered Officer's best judgment with respect to matters involving the Trust.

Examples of possible conflicts of interest might include, but are not limited to:

                  1. Personal Business Transactions. A Covered Officer may not cause the Trust to engage in any business transaction with his or her family members or relatives or utilize the Covered Officer's relationship with the Trust to cause any third party to engage in any business transaction with his or her family members or relatives.

                  2. Use of Nonpublic or Confidential Information. A Covered Officer may not use nonpublic or confidential information about the Trust or any of its service providers for personal gain by the Covered Officer or his or her family members or relatives (including securities transactions based on such information).
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                  3. Outside Employment or Activities. A Covered Officer may not
engage in any outside employment or activity that interferes with his or her duties and responsibilities with respect to the Trust or is otherwise in conflict with or prejudicial to the Trust. A Covered Officer must disclose to the Trust's Compliance Officer (for purposes of administering this Code) any outside employment or activity that may constitute a conflict of interest and obtain the Compliance Officer's approval before engaging in such employment or activity. The Trust's Compliance Officer (for purposes of administering this Code) is the person listed in Appendix A to this Code.

                  4. Gifts. A Covered Officer may not accept gifts or other items of more than DE MINIMIS value from any person or entity that does, or seeks to do, business with or on behalf of the Trust. In this regard, each Covered Officer should refer to any other applicable procedures regarding accepting or giving gifts may have been adopted by E*TRADE Group, Inc.

                  5. Corporate Opportunities. A Covered Officer may not exploit for his or her personal gain, or the personal gain of the Covered Officer's family members or relatives, opportunities that are discovered through the use of Trust property, information, or the Covered Officer's position, unless the opportunity is first fully disclosed in writing to the Trust's Board and the Board determines not to pursue such opportunity for the Trust.

                  6. Other Situations. Because other conflicts of interest may arise, it is impractical to attempt to list in this Code all possible situations that could result in a conflict of interest. If a proposed transaction, interest, personal activity, or investment raises any concerns, questions or doubts, a Covered Officer should consult with the Trust's Compliance Officer before engaging in such transaction or investment or pursuing such interest or activity.

         C. REPORTING.

Any potential conflict of interest must be disclosed and reported by the Covered Officer to the Compliance Officer and resolved before the Compliance Officer takes any action.

III.     FULL, FAIR, ACCURATE, TIMELY, AND UNDERSTANDABLE DISCLOSURE IN
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         TRUST DISCLOSURE AND REPORTING DOCUMENTS.
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As a registered investment company, it is of critical importance that the
Trust's public communications, reports, and SEC filings contain full, fair, accurate, timely, and understandable disclosure. Accordingly, each Covered Officer is expected to consider it central to his or her duties and responsibilities to the Trust to promote full, fair, accurate, timely, and understandable disclosure in the Trust's public communications and reports, and in the documents that the Trust files with, or submits to, the SEC. In this regard, the Trust has adopted Disclosure Controls and Procedures that, "under the supervision and oversight" of the Covered Officers are designed to ensure that all information the Trust is required to disclose in its annual and semi-annual reports filed with the SEC are recorded, processed, summarized and reported within the time periods specified by the SEC under its rules and regulations.

In addition to adhering to the specific requirements set forth in those Disclosure Controls and Procedures and all applicable governmental laws, rules and regulations, each Covered Officer shall exercise the highest standard of care in complying with the Trust's system of internal accounting controls, and in preparing and providing all necessary information to make the Trust's public reports, communications, and SEC filings and submissions complete, fair, and understandable.

[Accordingly, each Covered Officer must not knowingly misrepresent or cause others to misrepresent facts about the Trust. In addition, each Covered Officer must seek to ensure that all of the Trust's books, records, accounts and financial information, as well as reports produced from those materials:

         A. are supported by accurate documentation maintained in reasonable detail;

         B. are recorded in the proper account and in the proper accounting period;

         C. do not contain any false or intentionally misleading entries;

         D. fairly and accurately reflect the transactions or occurrences to which they relate; and

         E. conform to both the Trust's system of internal controls, including its Disclosure Controls Procedures, and to all applicable laws, rules and regulations.]

Each Covered Officer shall promptly bring to the attention of Trust Counsel or the Board's Audit Committee any information he or she may have concerning any violation of the provisions of this Code, involving any Trust management, employees or agents thereof who have a significant role in the Trust's financial reporting, disclosures or internal controls.

IV.     COMPLIANCE WITH APPLICABLE GOVERNMENTAL LAWS, RULES AND REGULATIONS.
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As a registered investment company, the Trust must comply with all applicable federal securities laws and regulations, as well as other applicable laws and regulations. The Trust insists on strict compliance with the spirit and the letter of these laws and regulations. Each Covered Officer must comply with all laws, rules, and regulations applicable to the Trust's operations and business.

A Covered Officer should seek guidance whenever he or she is in doubt as to the applicability of any law, rule, or regulation with respect to the contemplated course of action. IF IN DOUBT ON A COURSE OF ACTION, A GOOD GUIDELINE IS "ALWAYS ASK FIRST, ACT LATER" -- IF A COVERED OFFICER IS UNSURE OF WHAT TO DO IN ANY SITUATION, HE OR SHE SHOULD SEEK GUIDANCE BEFORE ACTING.

Each Covered Officer shall cooperate with Trust Counsel, the Compliance Officer, the Trust's independent accountants, and the Trust's other service providers with the goal of maintaining the Trust's material compliance with applicable laws, rules and regulations.

Each Covered Officer is encouraged to attend courses and seminars for the purpose of keeping apprised of developments relating to those governmental laws, rules, and regulations applicable to the Trust. Each Covered Officer also should consult with the various procedures, guidelines and other related materials which the Trust and its service providers have prepared on specific laws and regulations.

V.       PROMPT INTERNAL REPORTING OF VIOLATIONS OF THE CODE; EVALUATION OF
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         POSSIBLE VIOLATIONS; DETERMINATION OF SANCTIONS
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         A. REPORTING TO COMPLIANCE OFFICER OR TRUST COUNSEL. Each Covered
Officer shall promptly bring to the attention of the Compliance Officer any knowledge or information the Covered Officer may have concerning a material violation of this Code. If no written report is made by a Covered Officer, the Compliance Officer shall document such receipt of a report by the Compliance Officer of a suspected material violation of this Code.

         B. EVALUATION OF REPORTS. The Compliance Officer, in consultation with Trust Counsel, shall determine whether the reported conduct actually violates the Code. If it is determined that there has been a violation of the Code, the Compliance Officer, in consultation with Trust Counsel, shall determine whether the violation of the Code has had or may have a material adverse impact upon the Trust or any Fund.

                  1. NO MATERIAL ADVERSE IMPACT ON THE TRUST OR ANY FUND. If the Compliance Officer and Trust Counsel determine that the violation has not caused a material adverse impact upon the Trust or any Fund, the Trust Counsel shall determine what sanctions, if any, may be appropriate for the violation.

                  2. MATERIAL ADVERSE IMPACT ON THE TRUST OR ANY FUND. If the Compliance Officer and Trust Counsel determine that the violation has caused a material adverse impact upon the Trust or any Fund, the Compliance Officer or Trust Counsel shall promptly notify the Board's Audit Committee of such violation. The Board's Audit Committee shall be entitled to consult with independent legal counsel to determine whether the violation actually has had a material adverse impact upon the Trust or any Fund and to formulate appropriate actions or sanctions that the Audit Committee, in its business judgment, determines to be necessary or advisable.

         C. PERIODIC REPORTS BY COMPLIANCE OFFICER TO BOARD. The Compliance Officer shall report to the Board at each regularly scheduled Board meeting all violations of this Code (whether or not they caused a material adverse impact upon the Trust or any Fund) and all sanctions imposed.

VI.      WAIVERS OF PROVISIONS OF THE CODE
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         A. WAIVERS.

A Covered Officer may request a waiver from a provision of this Code if there is a reasonable likelihood that a contemplated action would be a material departure from a provision of the Code. Waivers will not be granted except under extraordinary or special circumstances. The process of requesting a waiver shall consist of the following steps:

                  1. The Covered Officer shall set forth a request for waiver in writing and submit such request to the Compliance Officer. The request shall describe the conduct, activity, or transaction for which the Covered Officer seeks a waiver, and shall briefly explain the reason for engaging in the conduct, activity, or transaction.

                  2. The determination with respect to the waiver shall be made in a timely fashion by the Compliance Officer, subject to consultation and approval of Trust Counsel, and submitted to the Board for ratification.

                  3. The decision with respect to the waiver request shall be documented and maintained in the Trust's records for a period of not less than six years following the end of the fiscal year in which the waiver occurred.

         B. DISCLOSURE OF WAIVERS.

                  1. To the extent required by applicable law, waivers (including "implicit waivers") shall be publicly disclosed on a timely basis. An "implicit waiver" for these purposes is defined as the Trust's failure to take action within a reasonable period of time regarding a material departure from a provision of the Code that "has been made known" to an executive officer of the Trust within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended ("1934 Act").

                  2. Rule 3b-7 under the 1934 Act defines an "executive officer" of the Trust as the president of the Trust; any vice president of the Trust in charge of a principal business unit, division or function; any other officer who performs a policy making function; or any other person who performs similar policy making functions for the Trust. A list of such executive officers is included in Appendix A to the Code.

                  3. If a material departure from a provision of the Code is known only by the Covered Person who has caused the material departure from the Code, the material departure will not be considered to have been made known to an executive officer of the Trust.
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VII.     ACCOUNTABILITY FOR ADHERENCE TO THE CODE
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The matters covered in this Code are of the utmost importance to the Trust and its shareholders and are essential to the Trust's ability to conduct its business in accordance with its stated values. Each Covered Officer is expected to adhere to these rules in carrying out his or her duties for the Trust. The conduct of each Covered Officer can reinforce an ethical atmosphere and positively influence the conduct of all employees and agents of the Trust.

The Trust will, if appropriate, take action against any Covered Officer whose actions are found to violate this Code. As discussed in Section 5 of the Code, appropriate sanctions for violations of the Code will depend on the materiality of the violation to the Trust.

Sanctions may include, among other things, a requirement that the violator undergo training related to the violation, a letter of sanction or written censure by the Board, the imposition of a monetary penalty, suspension of the violator as an officer of the Trust or termination of the employment of the violator. If the Trust or any Fund has suffered a loss because of violations of this Code, it may pursue its remedies against the individuals or entities responsible. Accordingly, each Covered Officer shall cooperate or take such steps as may be necessary or appropriate to remedy any material violation of this Code.

VIII.    RECORDKEEPING, AMENDMENTS AND DISCLOSURE OF CODE
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         A. RECORDS. A copy of this Code, any amendments hereto, and any reports or other records created in relation to waivers of or amendments to provisions of this Code shall be kept as records of the Trust for six years from the end of the fiscal year in which such document was created. Such records shall be furnished to the SEC or its staff upon request.

         B. AMENDMENTS. Each Covered Officer, the Compliance Officer and Trust Counsel are encouraged to recommend improvements to this Code to the Board. The Board may amend the Code in its discretion.

         C. DISCLOSURE OF CODE. The Trust must disclose this Code, any substantive amendments and any waivers (including implicit waivers) by: (i) filing with the SEC a copy of the Code, any such amendments and waivers in the Trust's annual report on Form N-CSR; (ii) posting the text of the Code, any such amendments and waivers on the Trust's Internet website and disclosing in each report on Form N-CSR, its Internet address and the fact that it has posted the Code on the website; or (iii) undertake in each report on Form N-CSR to provide to any person without charge, upon request, a copy of the Code, any such amendments and waivers and explain the manner in which such request may be made.


Dated:  May 20, 2003
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                                                                      APPENDIX A

                                  E*TRADE FUNDS

                                 CODE OF ETHICS

                    (pursuant to the Sarbanes-Oxley Act of 2002)



         COVERED OFFICERS
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         Dennis Webb (principal executive officer (President))

         Elizabeth Gottfried (principal financial officer (Treasurer))



         COMPLIANCE OFFICER
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         Marc Duffy



         TRUST COUNSEL FOR PURPOSES OF ADMINISTERING THIS CODE
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         Marc Duffy



         EXECUTIVE OFFICERS FOR PURPOSES OF DISCLOSURE OF "IMPLICIT WAIVERS"
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         IN SECTION 6(B)
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         Dennis Webb (President)

         Elizabeth Gottfried (Vice President)